Exhibit 99.1
RETAIL VENTURES ENTERS NON-BINDING LETTER OF INDICATION
REGARDING VALUE CITY DEPARTMENT STORES
Columbus, Ohio –/ December 17/PR Newswire/– Retail Ventures, Inc. (NYSE:RVI) announced today that it has entered into a non-binding indication of interest with a third party for the possible acquisition of all or a majority of the outstanding units of the membership interest in Value City Department Stores LLC. The indication of interest is subject to certain conditions including due diligence and provides for a 25 day exclusivity period. There is no assurance that the indication of interest will ultimately lead to a transaction or, if there is a transaction, what the ultimate terms would be.
On October 3, 2007, Value City Department Stores entered into an agreement with Burlington Coat Factory Warehouse Corporation to assign or sublease up to 24 locations such that the affected stores will close their operations on or before the end of March, 2008. This transaction between Burlington Coat Factory Warehouse Corporation and Value City Department Stores will not be affected by the proposed acquisition.
Retail Ventures, Inc. is a leading off-price retailer operating as of November 3, 2007, 113 Value City Department Stores in the Midwest, mid-Atlantic and southeastern United States, 36 Filene’s Basement stores in major metropolitan areas in the Northeast and Midwest and 250 DSW stores located in major metropolitan areas throughout the United States. DSW also supplies shoes, under supply arrangements, to 339 locations for other non-related retailers in the United States.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that could cause our future financial performance in fiscal 2007 and beyond to differ materially from those expressed or implied in any such forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of the Company’s latest quarterly or annual report, as filed with the SEC. These factors include, but are not limited to: uncertainty as to whether we will consummate a significant transaction for Value City or instead discontinue its operations, and the ability of RVI to continue to meet its obligations and continue operations in the event of a significant transaction or discontinuance of Value City operations; whether the outcome of the Value City strategic analysis will create an event of default or accelerate our obligations under the PIES or the VCDS Revolving Loan; our success in opening and operating new stores on a timely and profitable basis; maintaining good relationships with our vendors; our ability to anticipate and respond to fashion trends; fluctuation of our comparable store sales and quarterly financial performance; disruption of our distribution operations; our dependence on DSW Inc. for key services; failure to retain our key executives or attract qualified new personnel; our competitiveness with respect to style, price, brand availability and customer service; declining general economic conditions; risks inherent to international trade with countries that are major manufacturers of apparel and footwear; and security risks related to the electronic processing and transmission of confidential customer information. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company’s latest annual or quarterly report, as filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.
SOURCE:  Retail Ventures, Inc.
Contact:  Jim McGrady, Chief Financial Officer – (614) 478-2208